Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Twitch Interactive, Inc. Amended and Restated 2007 Stock Plan of our reports dated January 30, 2014, with respect to the consolidated financial statements of Amazon.com, Inc. and the effectiveness of internal control over financial reporting of Amazon.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Seattle, Washington
October 23, 2014